Exhibit 14.(a).1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-149175) of  Alon Holdings Blue Square - Israel Ltd. of our report, dated April 29, 2013, relating to the financial statements which appear in this Form 20-F.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
April 29, 2013	Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers
International Limited